UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CENOVUS ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4100, 225 - 6 Avenue S.W. Calgary, Alberta, Canada	T2P 1N2

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Warrants (each warrant entitles the holder to purchase one common share at an exercise price of C$6.54 per share)	New York Stock Exchange Toronto Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Cenovus Energy Inc. (the “Registrant”) hereby incorporates by reference the description of its common share purchase warrants, to be registered hereunder, contained under the heading “Terms of the Warrants” in the prospectus supplement to the Registrant’s Registration Statement on Form F-10 (File No. 333-233702), as filed with the Securities and Exchange Commission on December 21, 2020 pursuant to General Instruction II.L of Form F-10 prescribed under the Securities Act of 1933, as amended.
Item 2. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment (incorporated by reference to Exhibit 99.8 of Cenovus Energy Inc.’s Report of Foreign Issuer on Form 6-K, furnished to the Securities and Exchange Commission on January 4, 2021).
3.2
Certificate of Amendment (incorporated by reference to Exhibit 99.9 of Cenovus Energy Inc.’s Report of Foreign Issuer on Form 6-K, furnished to the Securities and Exchange Commission on January 4, 2021.

3.3
By-Law No. 1 of Cenovus Energy Inc., made October 20, 2009, as amended on December 10, 2014 (incorporated by reference to Exhibit 99.1 to Cenovus Energy Inc.’s Report of Foreign Issuer on Form 6-K, furnished to the Securities and Exchange Commission on March 27, 2015).

4.1
Specimen Warrant Certificate, incorporated by reference to Exhibit 99.7 to Cenovus Energy Inc.’s Report of Foreign Issuer on Form 6-K, filed with the Securities and Exchange Commission on January 4, 2021.

4.2
Warrant Indenture between Computershare Trust Company of Canada and Cenovus Energy Inc., dated as of January 1, 2021, incorporated by reference to Exhibit 99.1 to Cenovus Energy Inc.’s Report of Foreign Issuer on Form 6-K, filed with the Securities and Exchange Commission on January 4, 2021.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: January 4, 2021
CENOVUS ENERGY INC.

By:	/s/ Alex J. Pourbaix
Name: Alex J. Pourbaix
Title: President & Chief Executive Officer